EXHIBIT 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.   [***]  INDICATES THAT INFORMATION HAS BEEN REDACTED.

Plan Document

Plan Summary
John Schoenstein ([***])
Business Title:	Chief Sales Officer	Sales Comp Plan:	CSO
Supervisor:	Alexander Lurie	Annual Base Salary:	375,000.00 USD
Office:	San Mateo	Annual Target Incentive:	375,000.00 USD
Hire Date:	09/05/2017	Annual On-Target Earnings:	750,000.00 USD
Plan Effective Start Date:	02/01/2020	OTE Pay Mix:	50% / 50%

Plan Effective End Date: 12/31/2020

PLAN COMPONENTS

Measure 1 : ACV Bookings

Weight : 80%

Territory : [***], [***], [***], [***], [***], [***], [***], [***], [***], [***], [***], [***], [***], [***], [***], [***], [***], [***], [***], [***]

Mechanic : Commission Formula Performance Period : Quarterly Payout Frequency : Monthly

Acceleration

% of Quota	Rate
>0% - 100%	1x
>100%	4x

Measure 2 : ACV Bookings

Weight : 20%

Territory : Self-Serve

Mechanic : Commission Formula

Performance Period : Quarterly

Payout Frequency : Monthly

Acceleration

% of Quota	Rate
>0%	1x
>100%	4x

ACV Bookings

Quota	QTR-1-2020	QTR-2-2020	QTR-3-2020	QTR-4-2020	YEAR-2020
Prorated Target Incentive (USD)	75,000.00	75,000.00	75,000.00	75,000.00	300,000.00
ACV Bookings Quota (USD)	[***]	[***]	[***]	[***]	[***]

Self-Serve

Quota	QTR-1-2020	QTR-2-2020	QTR-3-2020	QTR-4-2020	YEAR-2020
Prorated Target Incentive (USD)	18,750.00	18,750.00	18,750.00	18,750.00	75,000.00
Self-Serve Quota (USD)	[***]	[***]	[***]	[***]	[***]

Commission Rates

ACV Bookings Rate Table	Rate	Self-Serve Rate Table	Rate
0% - 100%	[***]	0% - 100%	[***]
100% - and above	[***]	100% - and above	[***]

FY20 Incentive Plan Policies, Terms, and Conditions

1.	PLAN OVERVIEW

The SurveyMonkey FY20 Incentive Plan (“Plan”) consists of this document (the “General Terms”) and any country specific addendum (“Addendum”) and a Plan Design & Acknowledgment Sheet describing your individual compensation details under the Plan (the “Details Sheet” and together with the Plan Rules, the “Plan Documents”). The company performs market development and general support services, including public relations, business development, market research and promotional activities in support of SurveyMonkey Inc. and SurveyMonkey Europe UC (the “Principals”).

2.	LEGAL REQUIREMENTS AND ETHICAL STANDARDS

Plan participants are expected to adhere to the highest standards of professional ethics. No employee shall enter into any agreement, plan, or understanding, express or implied, with any competitor with regard to prices, terms, or conditions of sales, distribution, territories or customers, nor exchange or discuss in any manner with a competitor prices or terms or conditions of sale or engage in any other conduct which violates any law (including antitrust laws and anti-bribery and corruption laws), or SurveyMonkey’s ethical standards. No SurveyMonkey employee shall pay, offer to pay, assign or give any part of his or her incentive awards, compensation, or anything else of more than nominal value to any agent, customer, supplier or representative of any customer or supplier, or to any other person as an inducement or reward for assistance in making a sale to a Principal. At no time will any employee accept any commissions, payment, bonus, gifts or special incentive, cash or non-cash that does not comply with SurveyMonkey’s Code of Conduct, from any third party (including vendors and/or sub-contractors) without the express written permission of the General Counsel. No SurveyMonkey employee shall agree to provide any customer any discount, refund, license extension, future product, feature, or deliverable that has not been described in the contract with such customer or any subsequent amendment. Any infraction of the foregoing will subject the employee to disciplinary action up to and including termination of employment and possibly criminal charges.

3.	TARGET INCENTIVE COMMISSIONS
3.1	DEFINITIONS AND CONCEPTS

Annual Contract Value (ACV): The Total Contract Value of a Sale divided by its Total Contract Term. Will be used for QV credit.

Automatic Renewal: An automatic renewal of a subscription in accordance with the terms of the agreement under which the subscription was purchased. An Automatic Renewal is not a Renewal for purposes of attaining Quota.

Booked: A Transaction is “Booked” when it fulfills all the following criteria:

(1)	the terms and conditions of the transaction have been approved by the applicable Principal’s legal department;
(2)	the applicable Principal’s finance department has approved the transaction;
(3)	the applicable Principal has received a copy of the fully executed sales agreement; and

In the case of a transaction with a Termination for Convenience clause, only the non cancelable portion of a transaction will be considered as booked. .

Closed: A Transaction is considered “Closed” when the customer has made payment for the Transaction to the applicable Principal. (A Transaction is partially Closed if the customer has made partial payment for that Transaction to the applicable Principal.)

Commission: A Commission is a form of incentive compensation payment made under this Plan.

Consult Calls: Consult Calls are 30-minute introductory calls that are scheduled with prospective customers. Partner and agency accounts calls do not qualify as Consult Calls.

Date of Termination: The date determined by the Company as the effective date on which your employment with the Company ends for any reason (regardless of any period of notice, severance payment, or compensation in lieu to which you may claim to be or be entitled, whether under statute, contract, or otherwise at law).

First-Year Contract Value: The contract value that is recognized in the first year. Only in the case of a Step- Up Contract where the First-Year Contract Value is less than $50,000, will this be used for QV credit for Account Executives.

Effective Period: January 1, 2020 to December 31, 2020

Individual Commission Rate (“ICR”): Your Target Incentive (multiplied by the measure weight) divided by your Quota for the performance period specified on the Details Sheet.

Multi-Year Contract ACV Uplift: Additional ACV QV and commission credit given to those on an Account Executive Sales Compensation Plan for any contract that is 2 or more years. NOTE: Contracts that have a Termination-for-Convenience clause do not qualify as a Multi-Year Contract.

Net Increase in Value: A “Net Increase in Value” with respect to a Sale or Renewal of a Subscription will occur if that Sale or Renewal results in a net increase in the fees for the applicable Subscription when compared against the fees of the previous Sale or Renewal of that Subscription.

Non-Recoverable Draw: A guaranteed commission that does not need to be paid back to the Company.

Pipeline: A lead that converted to an opportunity in the qualified stage within the Company’s CRM system.

Quota: An individual or team’s allocated portion of the applicable Principal’s sales goal for the performance period specified on the Details Sheet. It is generally associated with a bookings goal and expressed as a USD dollar amount. You attain Quota by generating Quota Value from Transactions.

Quota Value (“QV”): The value of a Transaction eligible to be counted towards your attainment of your

Quota. See below for criteria describing what constitutes QV.

Renewal: A Sales-assisted renewal by any Principal of a Subscription that is affected by a new executed agreement (including a renewal involving the modification of the agreement being renewed, such as in an up-sale scenario), as opposed to an Automatic Renewal that does not involve executing a new agreement.

Recoverable Draw: A commission advance that is required to be paid back to the Company.

Sale: A Sales-assisted sale of any Principal’s product or service. A Sale of a Subscription includes the sale of additional seats for an existing Subscription plan (but not as part of a Renewal).

Sales-assisted: A Sale or Renewal is “Sales-assisted” if it is consummated other than via an online self- serve checkout flow. For example, a Sale of an Enterprise subscription will be Sales-assisted if it is completed via the execution of an Order Form document between the applicable Principal and customer.

Qualified Opportunity: A “Qualified Opportunity” is when a Sales Qualified Lead is accepted by an Account Executive and progresses beyond the default stage in the Company’s CRM system.

Sales Managed Business Outcome (“SMBO”): A qualitative measure of strategic business outcomes related to a sales role, determined by your manager in their sole discretion.

Step-Down Contract: A Multi-Year Contract where the second- and / or third-year contract value decreases over the first year.

Step-Up Contract: A Multi-Year Contract where the second- and / or third-year contract value increases over the first year.

Subscription: A “Subscription” is a subscription to a software platform offered by a Principal (SurveyMonkey, TechValidate, FluidReview, Apply, CX, Engage, etc.), but does not include Audience products or services.

Target Incentive (“TI”): The variable portion of your total compensation that is earned under the Sales Compensation Plan at 100% achievement.

Total Contract Term (“TCT”): The number of guaranteed years in a Booked Subscription.

Total Contract Value (“TCV”): The dollar value of a Booked Transaction over the entire period of the agreement.

Transaction: A Sale or Renewal (as the context requires by any Principal).

3.2	ATTAINING QUOTA

3.2.1 Quota Value (QV)

Depending on the measure(s) associated with your role, your QV for a Transaction is the value of that Transaction (i.e. the ACV) or the number of Qualified Opportunities you generate, subject to the following conditions:

A.

You Booked the Transaction (for roles with a Bookings measurement): You will not receive QV for a Transaction unless you were primarily responsible for Booking the Transaction and were assigned ownership of the opportunity (unless the Company agrees otherwise and this is approved in writing by the Chief Sales Officer).

B.

You generated the Qualified Opportunity (for roles with a Qualified Opportunity measurement): You will not receive QV for a Qualified Opportunity unless you were primarily responsible for generating (unless the Company agrees otherwise in writing).

C.

Timing of QV Attainment: The determination of when a Transaction was Booked, or an SAL was generated, will be calculated using Pacific Standard Time (“PST”) for purposes of determining QV under the Plan. For example, a Transaction Booked on July 1 at 1:00 a.m. in Ottawa, Ontario, will be deemed to have been Booked on June 30 at 10:00 p.m. PST under the Plan for purposes of determining the QV attainment under any quarterly or semi-annual measure.

D.

Existing Subscriptions: For Renewals or Sales in relation to existing Subscriptions, QV will only be attributed to the portion of the Renewal or Sale that results in a Net Increase in Value greater than the minimum Transaction value specified in your Details Sheet for the applicable Subscription.

E.

QV for multi-year Subscriptions or non-subscription products and services: If the Transaction consists exclusively of the Sale of a Subscription, the QV for that Transaction will be the ACV plus a Multi-Year Contract ACV Uplift for contracts that are 2 or more years. If the Transaction consists of the Sale of a Subscription alongside non-subscription products / services (i.e. onboarding or training hours), the QV for that Transaction will be the Subscription ACV with applicable Multi-Year Contract ACV Uplift plus the total of all non-subscription services / products billed / delivered in the first year. Non-subscription products are ineligible for a Multi- Year Contract ACV Uplift. In the case of a Step-Up Contract where the First-Year Contract Value is less than $[***], the QV for Account Executives will be the First-Year Contract Value plus a Multi-Year Contract ACV Uplift. Contracts that have a Termination-for-Convenience clause or are a Step-Down Contract do not qualify as a Multi-Year Contract. If the Transaction consists of the Renewal of a Subscription, the QV for the Transaction will be for the Net Increase in Value of the first 12 months of fees of the renewal term only. If the Transaction is for the Sale of a product or service other than a Subscription, the QV for that Transaction will be for the ACV only, no additional commissions will be earned beyond that amount.

Product	ACV Bookings	# of Years	Uplift	QV Bookings
Apply	$[***]	2	[***]	$[***]
Audience	$[***]	2	[***]	$[***]
CX	$[***]	2	[***]	$[***]
Engage	$[***]	2	[***]	$[***]
GetFeedback	$[***]	2	[***]	$[***]
Survey Research	$[***]	2	[***]	$[***]
SME	$[***]	2	[***]	$[***]
TechValidate	$[***]	2	[***]	$[***]
Usabilla	$[***]	2	[***]	$[***]

F.

Customer account responsibility: You will not receive QV for a Transaction unless you were assigned responsibility for the customer account to which the Transaction relates. Management may reassign existing customer accounts or territories to other team members at any time and for any reason in its absolute discretion, subject to local legal requirements.

G.

Products and Services: You will not receive QV for a Transaction unless you have primary responsibility for promoting or servicing the product or service that is being sold or renewed as part of the Transaction.

H.

Annualization of Co-Term deals: In the case where an Account Executive closes an Upsell or Cross-sell deal, where the contract is structured to end on the same date as the original subscription (“co-term”). The amount of the “co-term” contract will be uplifted to reflect an annualized amount, equal to a 12 month ACV. The uplifted amount will be credited toward quota relief and compensation payout.

I.	Minimum Transaction Value: You will not receive QV for a Transaction unless it exceeds any minimum Transaction value threshold specified on your Details Sheet.
J.

Approvals: Only Sales and Renewals that have been approved as Closed Won in Salesforce and are not flagged as being on the “Hot List” will have QV. Only when the customer pays for a Transaction that was previously on the “Hot List”, will you then receive QV for that Transaction in the period in which the payment occurs. During the approval process, you will be informed if your Sale or Renewal includes items not eligible for QV. Examples of non-QV items include: pass-through fees or expenses, fees for services provided by third parties, and any Transaction that does not satisfy any minimum margin requirements specified on your Details Sheet.

K.

Currencies and foreign exchange: All amounts relating to Transactions and QV will be converted to US dollars for the purposes of calculating your potential incentive compensation under this Plan, using an exchange rate determined by the applicable Principal’s finance department for the month in which the Transactions occur. However, your Commission payments will be paid in the currency in which you regularly receive your salary.

L.

Prolonged Leave (Non-Parental): If you go on any form of leave (or several forms of leave) for more than 30 consecutive calendar days, other than Prolonged Parental Leave, you will be considered to be on “Prolonged Leave” during that entire period. Transactions Booked during any period in which you are on Prolonged Leave do not generate QV for you, except in the following instance: If an opportunity you are responsible for has entered the “pending” stage (e.g. the delivery of an order form, statement of work or similar sales contract, together with confirmation of receipt from the customer of such document), you may be eligible to receive a percentage of that Booking as QV if you are on Prolonged Leave at the time the Booking is made. If such a Transaction is Booked within the first 30 days of you going on Prolonged Leave, that percentage will be 100%, and if that Transaction is Booked between 31-60 days (inclusive) of you going on Prolonged Leave, that percentage will be 50%. Otherwise, the percentage will be 0%. The percentage of QV that was not attributed to you may be allocated to another sales team member who was involved with Booking the Transaction. For clarity, double counting of QV may not occur. Subject to applicable local law, provided that your Prolonged Leave was approved by the Company (where such approval was required), then effective upon returning from Prolonged Leave, your Target Incentive and any Quotas will be reduced by a prorated amount that accounts for that period of leave, as well as any Quota you attained while you were on leave. The Prolonged Leave provisions in this Section 3.2 do not apply to Sales Managers or those roles with team measures.

M.

Prolonged Parental Leave: If you go on parental leave for more than 30 consecutive days, you will be considered to be on “Prolonged Parental Leave” during that entire period. During Prolonged Parental Leave, the Company will pay your full Target Incentive pro rata for the duration of your Prolonged Parental Leave. Transactions Booked during any period in which you are on Prolonged Parental Leave may also generate QV for you, but only in the following instance: Prior to beginning your Prolonged Parental Leave, you and your manager may agree on a maximum of four (4) opportunities that you are responsible for that are near completion. You are eligible to receive credit for the Booking of those opportunities if they are

Booked within the first 21 days of the beginning of your Prolonged Parental Leave. QV for other opportunities, or those that are Booked after 21 days, may be allocated to another sales team member who was involved with Booking the Transaction. For clarity, double counting of QV may not occur. For other types of leaves, or for leaves less than 30 days in length, please contact your local HR representative.

N.

Exclusions: QV excludes any tax charged to the customer or withheld by the customer in relation to a Transaction. A Transaction will not have QV — and, therefore, no incentive compensation under this Plan may be earned on the Transaction — if the Transaction was Booked after the Date of Termination, even if you had been assigned responsibility for the applicable customer account.

3.2.2Take 4 Leaves: If eligible, you must schedule a Take 4 leave with your manager at least 5 months in advance to ensure adequate coverage for the business.

3.2.3Commission Payout Calculations: Commission payouts for each measure are calculated by multiplying your ICR by the actual QV and then applying any accelerator rate corresponding to your level of attainment achieved in the performance period. Accelerator rates are specified on your Details Sheet.

3.2.4Advances under a Previous Commission Plan: If you participated in any previous commission plan, you may have been advanced and paid commissions under that plan which have not yet been earned. If the criteria under that plan for earning any advances can no longer be met, you acknowledge and agree that the amount of those advances, including any applicable accelerators, will be deducted from the Commissions you are advanced under this Plan.

3.2.5Draws and quota ramps for New Hires & Internal Transitions: In order to assist both new hires and employees making significant role transitions for a period of time following their start date or transition date, as applicable, employees that have an individual Quota target or an AE / BDR Manager are eligible to receive the draw described on their Details Sheet (if any). For new hires or role transitions that begin on or before the 10th calendar day of a month, the draw and quota period will begin that month. For new hires or role transitions that begin on the 11th calendar day of a month or later, the draw and quota period will begin the following month and they will not be eligible for any non-recoverable draws or commissions in their first partial month of employment or role transition; instead they will receive a pro-rated payout of their Target Incentive based on the number of days worked relative to the number of working days in that partial month. In order to be eligible for a draw, an employee must have signed an approved Sales Compensation Plan. Employees that are promoted or transferred into new roles are not eligible to receive draws under this Plan unless explicitly stated on their Details Sheet.

3.3	CONDITIONS FOR ATTAINING QUOTA (FOR SALES MANAGERS & TEAM ROLES)

The following conditions apply only to roles with a Team Bookings measure, or to Sales Managers, as applicable:

3.3.1 Team Sales

A.

When determining your attainment of Quota and calculating your compensation under this Plan, the QV of Transactions that are counted are not only the Transactions that you Book and Close personally, but also the Sales that are Booked and Closed by all the members of your assigned team in accordance with each of their incentive plans.

3.3.2	Prolonged Leave
A.

If you go on any form of leave (or several forms of leave) for more than 30 consecutive calendar days, other than Prolonged Parental Leave, you will be considered to be on “Prolonged Leave” during that entire period. Transactions Booked during any period in which you are on Prolonged Leave count towards attainment of your Quota, but you will not be eligible to receive any Commission based on such Quota attainment.

B.

If, during the Plan’s calendar year, the aggregate amount of time you go on Prolonged Leave exceeds 150 days, your Commission payments will only be paid out at the Base Rate (specified in your Details Sheet), regardless of how much Quota you attained. The exception to this is if the Quota you attained during the times when you were not on Prolonged Leave exceeds your Quota, in which case your Commission payments will be paid at the regular commission rates specified (and not be capped at the Base Rate).

3.3.3	Prolonged Parental Leave
A.	If you go on parental leave for more than 30 consecutive days, you will be considered to be on

“Prolonged Parental Leave” during that entire period.

B.

Transactions Booked during any period in which you are on Prolonged Parental Leave will not count towards attainment of your Quota, and you will not be eligible to receive any Commission (base or otherwise) based on such Quota attainment. Instead, effective upon returning from Prolonged Parental Leave, your Target Incentive and any Quotas will be reduced by a prorated amount that accounts for that period of Prolonged Parental Leave, based on the following:

C.

If your Prolonged Parental Leave begins on or before the 10th calendar day of a month, your Target Incentive and Quota reduction will begin that month; otherwise, your Target Incentive and Quota reduction will begin the following month.

D.

If your Prolonged Parental Leave ends on or before the 10th calendar day of a month, your prorated Target Incentive and Quota will begin that month; otherwise, your prorated Target Incentive and Quota will begin the following month.

E.	During Prolonged Parental Leave, the Company will pay your full Target Incentive pro rata for the duration of your Prolonged Parental Leave for the period that you do not have a pro-rated Quota.
F.	See below for examples:

EXAMPLES OF LOA DATES	ON-QUOTA MONTHS	LOA MONTHS
10/11 - 12/10	October	November & December
10/12 -11/15	October & December	November
10/5 -11/5	November & December	October
10/7 - 11/15	December	October & November
G.	For other types of leaves, or for leaves less than 30 days in length, please contact your local HR representative.
3.4	WHEN PLAN COMPENSATION IS PAID
3.4.1	Commissions
A.

Recoverable Commission Advances: The Company will make recoverable Commission advances based on the aggregate QV of Transactions that you Book during each month, subject to deductions required by law. Advances accrued during a month will be paid to you by the last day of the following month, subject to any deductions required by law. Advanced Commissions which become unearnable must be repaid to the Company, as specified below.

B.

Earning your Commissions: Commissions are only earned once a Booked Transaction becomes a Closed Transaction. In other words, the aggregate QV of your Closed Transactions determines your earned Commissions. For the avoidance of doubt, Booked Transactions become partially Closed Transactions if a customer makes a partial payment to the applicable Principal.

C.

Clawback Policy: At any point, it is at the company’s discretion whether or not commissions should be recovered from past transactions. For example, commissions may be recovered if it is determined that the Account Executive has misrepresented product functionality or promised advanced features to a customer, which led to a closed sale and bookings.

3.4.2	Termination of Employment

If your employment with the Company ends for any reason, you will receive all commissions that you have actually earned in accordance with the terms of the Plan based on your Date of Termination.

3.4.3	Disability, Personal and Family Leaves of Absence

A participant’s goals will not be adjusted as a result of taking or returning from a leave of absence, unless otherwise stated in the provisions regarding Prolonged Leaves above.

Any sales adjustments or Commissions that become unearnable in the quarter the employee is entering a leave of absence or returning from a leave of absence will be subtracted from the employee’s prorated Commissions only. Sales adjustments and Commissions that become unearnable will not be deducted from an employee’s leave pay.

During an employee’s leave of absence, the Company accounts worked on by the employee prior to going on leave will be assigned according to the operational requirements of the business, in the Company’s sole discretion. One of following options may be used for the assignment, or another alternative, at the Company’s discretion:

A.	Hire a temporary contractor to cover the accounts, in which case a flat fee will be paid to the contractor.
B.	Place the accounts on the “House” account, in which case no Commissions are paid.
C.	Move accounts to another team member to cover. In this scenario, the covering team member may earn QV under his or her incentive plan from such accounts.

Upon the employee’s return from leave of absence, the employee will be reassigned the Company accounts the employee worked on prior to going on leave, or assigned new accounts, according to the operational needs of the business.

3.5	NO SELLING OR CLOSING

This Plan is designed to incentivize you to effectively engage in market development, deal origination, and business development activities in support of the Principals’ sales activities. However, only the Principals have authority to negotiate, Book, and Close Transactions. While your compensation under this Plan is based in part upon the Principals’ Booking and Closing Transactions, nothing in this Plan is to be construed as permitting you to negotiate, Book or Close Transactions. If you do not abide by this policy, you will not receive any QV and may be subject to disciplinary action, up to and including termination of employment.

3.6	PLAN ADMINISTRATION
3.6.1	Eligibility & Effective Period

This Plan is effective during the Effective Period and the Company does not guarantee that this Plan or any similar plan will be offered again after the Effective Period. Your eligibility to participate in this Plan ends on the earlier of (a) the last day of the Effective Period; or (b) the Date of Termination.

3.6.2	Administration

This Plan is administered by HR / Sales Compensation. Please contact your manager or HR / Sales Compensation if you have any questions.

3.6.3	Entire Agreement

The Plan is comprised of these Plan Rules, Addendums, and the applicable Details Sheet, collectively. These documents collectively supersede all previous sales compensation plans, commission plans, bonus plans, and any other plan or agreement, whether written or oral, that provides for any form of incentive compensation or any compensation in addition to your base salary or equity in SVMK Inc.

This Plan shall not supersede any commissions or bonuses accrued but unpaid under a prior plan. This Plan does, however, supersede and cancel any ramps or guaranteed commissions provided for under a prior plan.

The terms of the Plan are not incorporated into the contract of employment between you and the Company.

3.6.4	Annual Update and Plan Amendments

Generally, the Company reviews and updates the terms and conditions of incentive plans and Details Sheets at least annually. For future calendar years, the plan and Details Sheets for that year will be approved in writing by an authorized representative of the Company and delivered to you within 90 days of the prior year end, slated to be effective retroactive to January 1st of the relevant calendar year where permitted by local law.

Additionally, subject to applicable local law, at any time during the Effective Period, the Company may at its absolute discretion amend, suspend, or delete any of the terms and conditions of this Plan (including any Details Sheet) or suspend, replace, or withdraw the Plan in its entirety, pursuant to a written amendment approved by the Head of HR / Benefits and the Chief Sales Officer (a “Plan Amendment”). Unless otherwise advised by the Company and subject to applicable local law, any Plan Amendment made during the Effective Period will come into effect immediately after we provide you with written notice of the Plan Amendment and may be retroactive to the beginning of the Plan Effective Period in case of obvious administrative error.

However, no Plan Amendments to this Plan will have a retroactive effect on any Closed Transactions and such Transactions shall be subject to the terms and conditions in effect at the time the Booked Transaction converted to a Closed Transaction.

If a new incentive plan is implemented by the Company that is intended to replace this Plan before the end of this calendar year, this Plan will expire on the date that the new plan is stated to become effective and where required, you must sign the new incentive commission plan to be eligible to receive any payments under it. From that date, you will not be entitled to any benefits under this Plan even if you do not sign the new plan.

Data Transfers

Information related to incentive compensation is required for the management and administration of this Plan and it is necessary to share your personal information with third parties, including but not limited to, payroll processors, compensation management service providers, Company affiliates, regulators or insurers, based in your jurisdiction of employment or elsewhere. It may also be necessary to share this information with potential or future employers, potential bidders and purchasers of the Company or business in which you work or in order to comply with any legal or regulatory obligations. This may involve a transfer of data, including your personal sensitive data, to a country which may not have the same data protection laws as your jurisdiction of employment. By signing this Plan, you consent to the Company holding, processing, transferring or disclosing such personal data.

Interpretation

Any capitalized term used in a Details Sheet, but not defined in that Details Sheet, will have the meaning given to that term in these Plan Rules. If there is any conflict between a Details Sheet and these Plan Rules, the Details Sheet will prevail to the extent of the conflict.

Taxes

This Plan is subject to applicable local laws and therefore payments may be subject to limitations, deductions, and withholding taxes.

Miscellaneous

Notwithstanding anything to the contrary in this Plan, this Plan will be administered so as to comply with the minimum requirements of applicable legislation, as amended from time to time, that is applicable in your place of work. The Company’s failure to enforce any provision of this Plan will not be a waiver of its right to subsequent enforcement of the provision or any other provision of the Plan. This Plan does not in any way alter the nature of your employment with the Company’s or its ability to terminate your employment and the fact that this Plan covers a specified time period does not guarantee that your employment will be continuous through that time period.

Where required, this Plan and any attachments may be executed by the parties in separate counterparts each of which, when executed, shall be considered to be an original and all of which shall constitute the same document. Executed counterparts may be delivered by facsimile or PDF email or other means of electronic delivery.

version: January 1, 2020